Exhibit 10.1

PURCHASE AND SALE AGREEMENT

("Agreement")

This Purchase and Sale Agreement (“Agreement”) is made and entered into effective as of May 1st, 2025 (the “Effective Date”), by and between:

The Now Corporation, a Wyoming Corporation (“Seller”),

and

Arowana Media Holdings Inc., a Delaware corporation (“Buyer”).

Seller and Buyer are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

1. SALE OF M LOVE VINTAGE HOLDINGS INC.

1.1 Transfer of Ownership. Subject to the terms and conditions set forth herein, Seller hereby agrees to sell, assign, and transfer to Buyer, and Buyer hereby agrees to purchase from Seller, all of Seller’s right, title, and interest in and to one hundred percent (100%) of the shares of M Love Vintage Holdings Inc., a Wyoming company (the “Company” or “M Love”).

1.2  Consideration. As full and complete consideration for the purchase of the M Love, Buyer shall issue a new control block of Preferred Shares (the “Preferred Shares”) of Buyer which shall represent a controlling voting interest in Buyer. The Preferred Shares shall be allocated as follows:

- The Now Corporation: 65.7%

- McCants Investments Group LLC: 4.9%

- Posner Land LLC:4.9%

- Mark Newbauer: 4.9%

- Paul Khan: 4.9%

- Legion Financial Consulting Group Ltd.: 4.9%

- Branalex Financial Group Inc.: 4.9%

- Maddy’s Legacy: 4.9%

1.3  Designation of Preferred Shares. The Preferred Shares to be issued as part of this transaction shall consist of 1,000,000 shares designated as Convertible Series N Preferred Shares, par value $0.001 per share, which shall have the following rights:

- Each Convertible Series N Preferred Share shall carry 1,000,000 votes on all matters submitted to the stockholders of the Company.

-  Each Convertible Series N Preferred Share shall be convertible into 1,000,000 shares of common stock, on a 1:1,000,000 basis, without adjustment.

- The Convertible Series N Preferred Shares shall not be subject to dilution.

-  The Convertible Series N Preferred Shares shall not be subject to any adverse effects resulting from any reverse stock splits.

-  Holders of the Convertible Series N Preferred Shares who are not directors may convert only to the extent that, after conversion, they do not beneficially own more than 4.9% of the then-outstanding common stock.

-  Fractional votes shall not be permitted and any resulting fractional rights shall be rounded to the nearest whole number.

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2. MANAGEMENT AND CORPORATE CHANGES

2.1  Resignation of Current Management. Effective as of the Closing, Mark Newbauer shall resign from all positions as an officer and director of Buyer.

2.2  Appointment of New Management. Effective as of the Closing, Alfredo Papadakis shall be appointed as Chairman of the Board of Directors and Chris Villareale shall be appointed as President of Buyer.

3. COMPENSATION TO MARK NEWBAUER

3.1 In consideration for his past year of service to Buyer, and subject to the Closing:

a)  Buyer shall issue to Mark Newbauer 4.9% of the newly issued Preferred Shares referenced in Section 1.2 above;

b)  Buyer shall assign and transfer to Mark Newbauer or his designee all existing subsidiaries of Buyer, free and clear of all liabilities (unless otherwise agreed);

c)  Buyer shall pay to Mark Newbauer one hundred thousand U.S. Dollars (US$100,000), payable thirty (30) days following the qualification of Buyer’s Form S-1 Registration Statement by the U.S. Securities and Exchange Commission.

4. CONSULTANT SHARE ALLOCATIONS

4.1  The following parties shall receive Preferred Shares, as set forth in Section 1.2, as consultants for the acquisition, to assist in the transition of the acquisition for a period of three (3) months from the execution of this Agreement:

- Paul Khan: 4.9%

- Legion Financial Consulting Group Ltd.: 4.9%

- Branalex Financial Group Inc.: 4.9%

- Maddy’s Legacy: 4.9%

5. REPRESENTATIONS AND WARRANTIES

5.1 Seller’s Representations and Warranties. Seller represents and warrants to Buyer that:

a)  They are the sole legal and beneficial owner of all the shares of M Love, free and clear of any liens, claims, or encumbrances;

b)  They have full power and authority to execute and deliver this Agreement and to consummate the transaction contemplated hereby;

c)  The execution and delivery of this Agreement will not result in any breach or violation of any agreement, law, or regulation applicable to Seller.

5.2 Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that:

a)  Buyer is duly organized, validly existing, and in good standing under the laws of the State of Delaware;

b)  Buyer has the requisite corporate authority to enter into this Agreement and to issue the Preferred Shares as contemplated herein;

c)  The execution and delivery of this Agreement and the issuance of the Preferred Shares have been duly authorized by all necessary corporate action.

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6. CLOSING

6.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on May 1st, 2025, or such other date as the Parties may mutually agree in writing.

6.2 Deliveries at Closing. At the Closing:

a)  Seller shall deliver to Buyer evidence of ownership of M Love, along with any required instruments of transfer, duly endorsed for transfer to Buyer;

b)  Buyer shall deliver confirmation of the issuance of the Preferred Shares as provided in Section 1.2;

c) Mark Newbauer shall deliver a signed resignation as officer and director of Buyer;

d)  Buyer shall deliver formal documentation appointing the Officer and Director as outlined in Section 2.2.

7. MISCELLANEOUS

7.1  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflict of law principles.

7.2  Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior oral or written agreements.

7.3  Amendments. No amendment, modification, or waiver of any provision of this Agreement shall be binding unless in writing and signed by both Parties.

7.4  Counterparts. This Agreement may be executed in one or more counterparts (including via electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

SELLER

By: /s/ Alfredo Papadakis

Alfredo Papadakis, CEO

The Now Corporation

BUYER

Arowana Media Holdings Inc.

By: /s/ Mark Newbauer

Name: Mark Newbauer

Title: Chief Executive Officer

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